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                                                                Exhibit 23.24


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report on Form
8-K, filed with the Securities and Exchange Commission by Apartment
Investment and Management Company (AIMCO) of our report dated May 27, 1997 with respect to the audit of The Bay Club at Aventura for the year ended December 31, 1996. We further consent to the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's
Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form
S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No.
333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.




                                /s/ Ernst & Young LLP
                               -------------------------------------
                               Ernst & Young LLP

Chicago, Illinois
June 23, 1997